Exhibit 99.1

Behringer Harvard Announces Sale of
Office Property in Houston’s Energy Corridor

DALLAS, July 8, 2008 – Behringer Harvard announced today the sale of Enclave on the Lake, an approximately 171,000-square-foot office building in the Energy Corridor of west Houston, Texas. This disposition represents the successful full cycling of an asset that was one of the 36 properties purchased during the first acquisition phase of the company’s flagship investment program, Behringer Harvard REIT I, Inc.

Investing in April 2004 with other tenants-in-common (TIC) investors under the sponsorship of Behringer Harvard, Behringer Harvard REIT I, Inc. acquired a 36 percent interest in Enclave on the Lake. As a result of this disposition, the REIT and other TIC investors will realize an overall yield during the holding period of more than 80 percent. The annualized cash-on-cash return of approximately 19 percent represents a leveraged internal rate of return of more than 17 percent. Behringer Harvard REIT I, Inc. expects to reinvest its sale proceeds in other properties in accordance with the program’s investment strategies, and the TIC investors will receive a distribution equivalent to their proportionate share of the sale proceeds, thus full-cycling the program.

Robert M. Behringer, founder and chief executive officer of Behringer Harvard, said, “Programs that pursue a core investment strategy, like our REIT I, are usually expected to provide returns in the range of 9 percent to 12 percent. We’re delighted that we have essentially doubled that expectation by selecting an advantaged off-market acquisition, managing the asset efficiently, and executing a timely and disciplined disposition. We’re also pleased to provide strong results for the clients of our valued selling group who have placed their trust in Behringer Harvard.”

“Our real estate team identified Enclave on the Lake as an institutional-quality asset that had the potential to provide attractive income as well as capital appreciation for our investors,” explained Thomas F. August, chief operating officer of Behringer Harvard REIT I, Inc. “This demonstrates the potential effectiveness of the target strategy used from the beginning to build the portfolio for Behringer Harvard REIT I. The REIT will continue to focus on its goal of generating value for its shareholders.”

Enclave on the Lake is a six-story building situated on a 6.7-acre wooded site at 1255 Enclave Parkway, south of the intersection of Eldridge Parkway and Interstate 10. The property is 100 percent leased to SBM Atlantia Inc., a subsidiary of SBM Offshore, Inc. that is a provider of integrated production solutions for the offshore oil and gas industry.

With the disposition of Enclave on the Lake, the Behringer Harvard REIT I, Inc. portfolio owns interests in 73 properties representing approximately 25 million square feet of rentable space in 23 states and the District of Columbia.

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About Behringer Harvard

Behringer Harvard is a commercial real estate company investing in assets domestically and internationally. The company creates and manages strategic real estate fund opportunities across a wide spectrum of investment styles for retail investors, as well as domestic and international institutions, through its real estate investment trusts, partnerships, joint ventures, and proprietary program structures. For more information, call toll-free 866.655.3600 or visit behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard REIT I, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of shares of Behringer Harvard REIT I, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Katie Myers Richards Partners katie_myers@richards.com 214.891.5842	Jason Mattox Executive Vice President Behringer Harvard jmattox@behringerharvard.com 866.655.3600	Barbara Marler Behringer Harvard bmarler@behringerharvard.com 469.341.2312

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